--------------------------------------------------------------------------------
                                                                   EXHIBIT p(ii)

BANK OF IRELAND ASSET MANAGEMENT (U.S.) LIMITED

CODE OF CONDUCT

--------------------------------------------------------------------------------

                                 CODE OF CONDUCT

Bank of Ireland Asset Management (U.S.) Limited (BIAM (U.S.)) has adopted a Code of Conduct. Each employee, officer and director must separately sign the Code on commencement of employment, and abide by the rules set out in the Code.

     CONTENTS                                           PAGE NUMBER
     ------------------------------------------------   -----------

     A.   Integrity and Honesty .....................          2
     B.   Privacy and Confidentiality................        2-4
     C.   Personal Investment Dealing................       5-15
     D.   Employees' Financial Affairs...............         16
     E.   Insider Dealing............................      17-18
     F.   Chinese Walls and Independence.............         19
     G.   Conflicts of Interest......................      20-21
     H.   Gifts, Sponsorship and Invitations.........         22
     I.   Political Activities.......................         23

January 2004

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

A.   INTEGRITY AND HONESTY

Employees are expected to act with integrity and honesty in their dealings with clients and other parties with whom BIAM (U.S.) is connected and in all internal matters. This is an overriding principle that should govern employee actions and decisions.

The reputation of BIAM (U.S.) is dependent on the conduct of its individual employees. If in doubt about any proposed actions or decisions, then employees should consult their supervisor or the Compliance Officer.

B.   PRIVACY AND CONFIDENTIALITY

PRIVACY POLICY:

All information provided to BIAM (U.S.) during the course of business, regardless of the method by which such information is obtained, is used solely for providing an asset management service to our clients. No client information is sold or provided to any unaffiliated company, other than third parties retained to provide necessary services to our clients (e.g. custodians, broker-dealers effecting transactions, accountants and lawyers) as required by applicable law or as directed by a client. BIAM (U.S.) is primarily an institutional investment manager and details relating to institutional clients are only used in marketing material with the prior consent of our clients. U.S. federal privacy laws regulate protecting the privacy of personal financial

January 2004                                                                   2

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

information pertaining to individuals who obtain financial services or products for household, personal or family purposes (referred to as "consumers"). This privacy policy applies to any non-public personal information we receive about consumers.

In the course of doing business with consumers, BIAM (U.S.) may collect certain non-public personal information about them. For example, this "non-public personal information" may include social security numbers, account balances and bank account information and may be derived from account applications or other forms, or from transactions with BIAM (U.S.) or its affiliates.

BIAM (U.S.) is committed to ensuring that all non-public personal information about consumers is kept confidential. We will only disclose this information as permitted by law. For example, we may disclose such information to unaffiliated third parties such as: (1) to government entities, in response to subpoenas or to comply with laws or regulations; (2) when a client directs us to do so or consents to the disclosure; (3) to service providers when their services are necessary for us to carry out our duties to consumers; and (4) to protect against fraud.

We maintain physical, electronic and procedural safeguards that comply with federal standards to guard non-public personal information. We endeavor to ensure access to client information in all our offices is physically secure. In addition, we maintain strict IT security policies to ensure client information held in electronic format is secure and the Head of Business Management will review those policies to make sure privacy is maintained.

January 2004                                                                   3

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

CONFIDENTIALITY:

Information obtained through employment with BIAM (U.S.) must be used for the proper performance of each employee's duties. Sensitive information must only be discussed within BIAM (U.S.) on a 'need to know' basis, and must never be discussed outside the company.

Employees have a duty to ensure the confidentiality of BIAM (U.S.) and client information. On joining BIAM (U.S.), employees are required to sign a declaration undertaking to protect the confidentiality of the company and client information or otherwise commit themselves to treating confidential information as such.

January 2004                                                                   4

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

C.   PERSONAL INVESTMENT DEALING

INTRODUCTION

BIAM (U.S.) has developed personal investment dealing rules that are designed to reduce the risk of actual or potential conflicts of interest with dealings on behalf of clients. Any breaches of these rules will be viewed as very serious and may result in disciplinary action up to and including dismissal. All employees are responsible for ensuring that they comply with these rules. More stringent rules are applied to persons who are deemed to be "Access Persons", i.e. persons with routine access to trading information prior to the execution of a trade. All remaining employees are considered "Non-Access Persons".

PERSONAL DEALING RULES FOR ACCESS PERSONS

a)   WHO ARE ACCESS PERSONS?

For the purpose of this code, an Access Person is:

o any BIAM employee who makes or participates in decisions regarding the recommendation to purchase or sell securities on behalf of clients, or who has routine access to such information; or

o    any BIAM employee who executes client trades; or

o    an officer or director of BIAM (U.S.).

The Compliance Department will notify all employees who have been classified as Access Persons.

January 2004                                                                   5

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------
b)   WHAT TYPES OF SECURITIES TRANSACTIONS ARE COVERED BY THE RULES?

The Rules apply to personal dealing in all securities and certain mutual funds ('Covered Mutual Funds'). For the purpose of these rules, the term 'Covered Mutual Fund' means any form of collective investment including unit trusts, mutual funds open ended investment companies and unit linked funds that:

o is a U.S. mutual fund where BIAM act as adviser or sub-adviser to the fund (contact the Compliance Department for a complete list of these funds); or

o is a non-U.S. registered mutual fund, unit trust or other form of collective scheme, regardless of whether or not BIAM act as adviser, sub-adviser or manager to the fund.

Certain securities transactions are exempt from the pre-approval requirements, but may be subject to reporting requirements.

c)   PERSONAL SECURITIES TRANSACTIONS THAT REQUIRE PRE-APPROVAL:

All personal dealing in equity securities or securities that derive their value from equity securities require pre-approval from the Compliance Department prior to execution of the trade. (Covered Mutual Fund transactions do not require pre-approval but are subject to reporting requirements).

Securities that require pre-approval include:

o    equities, futures contracts, options, warrants;

o    participation in any IPO's ;

o    any private placements or any investment in a private company;

January 2004                                                                   6

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------
o    participation in investment clubs;

o    contracts for difference or spread betting on specific securities; and

o disposal of Bank of Ireland staff shares or exercising of Bank of Ireland options received as part of a remuneration package.

If any employee is in doubt whether or not a particular type of trade requires approval, they should consult the Compliance Department.

d) RULES FOR EQUITY SECURITIES AND INSTRUMENTS DERIVING THEIR VALUE FROM EQUITY SECURITIES (E.G. OPTIONS, WARRANTS, CONTRACTS FOR DIFFERENCE, ETC):

o all personal equity securities transactions (including transactions in related securities such as options, etc.) must be pre-approved by the Compliance Department (See Section c above);

o all transactions must be conducted through the BIAM dealing room, unless permission is granted by the Compliance Department to deal through a particular broker. Such approval is normally only granted if dealing through a local broker is more efficient, or if the deal requested is of a small size (i.e. less than $1,500 or equivalent);

o approval to deal through an outside broker will have an expiration time that is generally 24 hours;

o a copy of all trade confirmations (contract notes) must be submitted to the Compliance Department directly from the executing broker;

o approval for investment in any IPO or private placement will generally not be granted unless the Compliance Department can determine that the investment opportunity does not present a conflict with any client;

January 2004                                                                   7

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

o permission to execute a proposed personal trade in a security will generally be refused if we have executed, or intend to execute material client trades in the same security, in the seven days before or the seven days following the proposed employee deal;

o employees may not benefit from short term trading in equity securities. Short term trading is defined as buying and selling (or vice versa) the same security within a 60 day period. Bed & Breakfast (B&B) transactions are exempt from this rule, but all B&B transactions must be pre-approved;

o transfers of shares out of an employee's name must be pre-approved e.g. transferring to partner or spouse, or giving shares as a gift; and

o dealing in Bank of Ireland Stock/Bristol & West securities, is prohibited in a 'close period.'

     A 'close period' is defined as the period from:

     -    31 March until the preliminary announcement of the annual results
          (mid-May)

     -    30 September until the announcement of the interim results
          (mid-November).

The above rules do not apply to:

o transactions which are non-volitional e.g. sales forced as a result of a take-over, shares received as gifts, bonus issues, free shares received on flotation of a public company e.g. when life companies demutualized and all policy holders were issued with free shares;

o    shares received instead of dividends (dividend re-investment plans);

o purchases as a result of taking up a rights issue, provided the rights are available pro-rata

o    to all holders of the class of securities; and

o receipt / acquisition of Bank of Ireland securities (including staff stock issue, additional shares purchased as part of the annual staff stock issue, SAYE, Bank of Ireland options etc)

January 2004                                                                   8

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------
     that may be received as part of a person's remuneration package. (However, the disposal of these shares or exercising of options must be pre-approved).

The above transactions must be reported as part of each staff member's annual certification.

e)   MUTUAL FUND DEALING:

Employees are prohibited from engaging in any unethical mutual fund practices such as late trading and market timing. Late trading is defined as dealing in a mutual fund after the official dealing deadline. Market timing is when a person uses their knowledge of a fund to exploit arbitrage opportunities that arise when a funds valuation is based on market prices for the underlying securities that may be inaccurate or out of date.

The following specific rules apply to transactions in Covered Mutual Funds (see Section b for definition):

o    transactions in Covered Mutual Funds are not required to be pre-approved;
     but

o transactions in Covered Mutual Funds must be reported in line with the Reporting Requirements in Section f below.

f)   PERSONAL DEALING REPORTING REQUIREMENTS:

Access Persons are required to:

o provide a statement of ALL securities holdings (including holdings in private companies and Covered Mutual Funds) within ten days of commencement of being notified that they are an Access Person;

January 2004                                                                   9

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------
o submit an annual securities holdings report on request from the Compliance Department. These reports must include all holdings in which the Access Person has a DIRECT OR INDIRECT BENEFICIAL INTEREST. (SEE BELOW FOR DEFINITION); and

o ensure that a copy of the trade confirmation (contract note) is promptly forwarded to the Compliance Department for dealing in all securities, INCLUDING those that do not require pre-approval (e.g. Covered Mutual Funds). This requirement applies to any securities transaction in which the Access Person has a beneficial interest, even if the Access Person has no involvement in the investment decision, and prior approval was not required e.g. trades executed by a spouse; and

o investments in non-U.S. fixed income securities must be reported as part of the annual securities holding report.

g)   PERSONAL SECURITIES TRANSACTIONS THAT ARE EXEMPT FROM THE ABOVE RULES:

     The above rules do not apply to:

o U.S. registered open-ended investment funds (funds that are registered as investment companies under the U.S. Investment Company Act of 1940), UNLESS BIAM HAS ACTED AS AN ADVISER, MANAGER OR SUB-ADVISER TO THE FUND. Transaction and holdings in any non-U.S. registered mutual fund is covered by these reporting obligations (i.e. such transactions and holdings must be reported even if BIAM has no relationship with the Fund);

o Transactions in pension related investments such as AVC's (including switches) provided these transactions are made via BIAM HR in Dublin. (Any pension related investments in funds reportable under these rules that are not made via BIAM Dublin HR must be reported e.g. a 401(k) investment in a U.S. registered fund where BIAM acts as sub-adviser.);

January 2004                                                                  10

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------
o    Direct obligations of the U.S. Government (e.g. U.S. Treasury Bills); and

o U.S. bank certificates of deposit, U.S. commercial paper and U.S. short term debt instruments (less than 365 days).

DIRECT OR INDIRECT BENEFICIAL INTEREST of securities means any securities in which the Access Person can profit from or share in any profit derived from a transaction in these securities. The term beneficial interest has a very specific meaning in U.S. law. In particular, this means a person is refutably deemed to have a beneficial interest IN ANY SECURITIES TRANSACTIONS EXECUTED BY THEIR IMMEDIATE FAMILY, LIVING IN THE SAME HOUSEHOLD. Access Persons must therefore report all transactions of immediate family living in the same household, unless they can show to the Compliance Department that they do NOT have a beneficial interest. Immediate family includes child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and any adoptive relationships.

January 2004                                                                  11

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

PERSONAL DEALING RULES FOR NON-ACCESS PERSONS

Below are the personal dealing rules for Non-Access Persons. The rules apply to any transaction where an employee is involved in the investment decision i.e. if a partner, spouse, child, etc. is dealing, AND THE EMPLOYEE IS INVOLVED IN THE INVESTMENT DECISION:

a)   PERSONAL SECURITIES TRANSACTIONS THAT REQUIRE PRE-APPROVAL:

The following are types of securities that require pre-approval. If any employee is in doubt whether or not a particular type of trade requires approval, they should consult the Compliance Department:

o    equities, futures contracts,options, warrants;

o    contracts for difference or spread betting on securities

o    participation in any IPOs;

o    any private placements, any investment in a private company;

o    participation in investment clubs; and

o disposal of Bank of Ireland staff shares or exercising of Bank of Ireland options received as part of a remuneration package.

b)   PERSONAL SECURITIES TRANSACTIONS THAT ARE EXEMPT FROM THE ABOVE RULES:

The above rules do not apply to:

o transactions in an account which an employee has no direct or indirect influence or control;

January 2004                                                                  12

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

o receipt / acquisition of Bank of Ireland securities (including staff stock issue, additional shares purchased as part of the annual staff stock issue, SAYE, Bank of Ireland options, etc.)

o that may be received as part of a person's remuneration package (excluding exercising or disposal of these shares);

o transactions which are non-volitional e.g. sales forced as a result of a takeover, securities received as gifts, bonus issues, free shares received on flotation of a public company e.g. when life companies de-mutualized and all policy holders were issued with free shares;

o    securities received in lieu of dividends (dividend re-investment plans);

o purchases as a result of taking up a rights issue, provided the rights are available pro-rata to all holders of the class of securities; and

o    transactions in fixed income securities.

c) RULES FOR EQUITY SECURITIES AND INSTRUMENTS DERIVING THEIR VALUE FROM EQUITY SECURITIES (E.G. OPTIONS, WARRANTS, CONTRACTS FOR DIFFERENCES, ETC.):

o all personal deals in equity securities, or instruments deriving their value from an equity security, must be pre-approved by the Compliance Department prior to execution of the trade;

o approval will not be granted if material client deals are being executed on the same day as the employee deal;

o short term dealing in equity securities is generally prohibited. Short term dealing is defined as buying and selling a security within 60 days (or vice versa);

January 2004                                                                  13

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

o deals must be executed through BIAM unless approval is given to deal with an outside broker. Approval for a deal executed through an external broker is generally only valid for 24 hours;

o a copy of contract note for each personal deal must be provided to the Compliance Department;

o transfers of shares out of an employee's name must be pre-approved e.g. transferring to partner or spouse, or giving shares as a gift; and

o dealing in Bank of Ireland Stock/Bristol & West securities, is prohibited in a 'close period.'

     A 'close period' is defined as the period from:

     - 31 March until the preliminary announcement of the annual results (mid-May);

     -    30 September until the announcement of the interim results
          (mid-November).

ADDITIONAL REPORTING

Employees may be required to provide periodic statements of securities holdings at the discretion of the Compliance Officer.

d)   MUTUAL FUND DEALING:

For the purposes of the rules for Non-Access Persons, the term 'Covered Mutual Fund' means any form of collective investment including mutual funds, unit trusts, unit linked funds or any other form of collective investment scheme that is managed, advised or sub-advised by BIAM. (Contact the Compliance Department for a complete list of these funds).

January 2004                                                                  14

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

Employees are prohibited from engaging in any unethical mutual fund practices such as late trading and market timing. Late trading is defined as dealing in a mutual fund after the official dealing deadline. Market timing is when a person uses their knowledge of a fund to exploit arbitrage opportunities that arise when a fund's valuation is based on market prices for the underlying securities that may be inaccurate or out of date.

o    transactions in Covered Mutual Funds are not required to be pre-approved;

o Covered Mutual Fund transactions must be reported to Compliance at the time the transaction takes place; and

o transactions in pension related investments such as AVC's (including switches) provided these transactions are made via BIAM HR in Dublin are exempt from the mutual fund transaction reporting requirements. (Any pension related investments in funds reportable under these rules that are not made via BIAM HR must be reported e.g. a 401 (k) investment in a U.S. registered fund where BIAM acts as sub-adviser).

January 2004                                                                  15

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

D.   EMPLOYEES' FINANCIAL AFFAIRS

Employees should conduct their own affairs in a prudent manner and should avoid financial situations, which could reflect unfavorably on BIAM (U.S.) or on them. Employees are free to assume appropriate financial commitments and obligations. However, as employees of a financial institution, employees have a particular responsibility to keep their own financial affairs in good order. Employees should never engage in any transaction that is inappropriate to their positions in BIAM (U.S.).

Employees must always be aware of the dangers inherent in over-extending themselves financially and any employees who find themselves in a difficult financial situation should seek advice from their supervisor or Human Resource Manager.

January 2004                                                                  16

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

E.   INSIDER DEALING

Employees may not deal in shares on their own behalf, on behalf of a relative or friend, or on behalf of BIAM (U.S.) at any time when they are in possession of price sensitive information. Equally, they are prohibited from passing on price sensitive information to any other employee or third party for the purposes of dealing.

Under insider dealing legislation, it is a criminal offense to deal in "price-affected" securities on a regulated market. Securities are "price-affected" where the inside information, if made public, would be likely to have a significant effect on the price of securities. This applies to all companies' securities affected by the information whether directly or indirectly. For example, even the fact that Bank of Ireland had declined to grant or renew a credit, could fall into this category.

It is also a criminal offense to communicate unpublished price sensitive information to anyone who is not authorized to have it, or to act on such information, if it is given to an employee. For this reason, if employees receive an investment tip, it should not be acted upon, or passed on to another party, if the employee believes that it may be based on unpublished price sensitive information.

In summary, employees of BIAM (U.S.) are prohibited from dealing in a security where they are in possession of price sensitive information concerning the security, which is not generally

January 2004                                                                  17

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

available in the marketplace. Where employees are in any doubt they should consult with the Compliance Officer. These rules regarding insider trading continue to apply for six months following retirement/resignation.

Breaches of this prohibition will be viewed as a very serious matter and may lead to dismissal in addition to any criminal charges, which may be brought against an individual by the relevant authorities.

January 2004                                                                  18

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

F.   CHINESE WALLS AND INDEPENDENCE

As BIAM (U.S.) forms part of the Bank of Ireland Group, a large financial institution, there may be occasions when conflicts of interest and duty could arise between different areas of the Group, clients and counter parties. It is vitally important that BIAM (U.S.) and its employees handle these conflicts correctly, if they arise.

"Chinese Walls" are arrangements whereby confidential information given to BIAM (U.S.) or acquired by one division or employee thereof may not be disclosed to other divisions or employees thereof. In most instances, these arrangements exist between the Asset Management and Corporate Finance divisions of a financial group. "Chinese Wall" arrangements exist with respect to BIAM (U.S.) and dealings with other parts of the Bank of Ireland Group and must be adhered to by all employees. In addition, confidential information acquired by employees of BIAM (U.S.) must not be disclosed to anyone outside BIAM (U.S.) unless authorized by the Compliance Officer.

Furthermore, BIAM (U.S.) employees must disregard any other relationships that the Bank of Ireland Group may have with its clients where these relationships could influence the action taken by BIAM (U.S.) for the client. Employees who have any concerns in relation to this area should consult with the Compliance Officer.

January 2004                                                                  19

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

G.   CONFLICTS OF INTEREST

Situations where personal interests conflict or appear to conflict with the interests of BIAM (U.S.) or its clients must be avoided. Employees should avoid situations where a conflict could arise between their own interests and the interests of BIAM (U.S.) or of any client.

EXTERNAL/PRIVATE INTERESTS:

Employees of BIAM (U.S.) are encouraged to participate actively in the communities where they live and work. BIAM (U.S.) is supportive of employees who undertake work for, or accept positions in, organizations in their communities that are generally perceived to be of benefit to the community.

However, in normal circumstances, employees should not hold a position or have an outside interest that materially interferes with the time or attention that should be devoted to their work at BIAM (U.S.). Where such an interest or position requires a non-trivial time commitment during normal business hours, the approval of the supervisor must be obtained in advance.

BUSINESS INVOLVEMENT:

Involvement in a business of any kind is regarded differently because of the conflicts of interest that can develop and the risks of over-commitment and consequent difficulties in withdrawing.

January 2004                                                                  20

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

If employees are considering involvement in a business, they should refer the proposal in advance to their supervisor and obtain approval in writing. Any financial transactions relating to these interests should be passed through separately designated and properly established personal bank accounts. Employees may not accept invitations to serve on the board of external companies without the prior approval of the President and the Compliance Officer.

January 2004                                                                  21

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

H.   GIFTS, SPONSORSHIP AND INVITATIONS

GIFTS AND ENTERTAINMENT RECEIVED BY STAFF:

Employees should accept no gifts, sponsorships or invitations when such could be deemed to influence or compromise their positions or any business decision by BIAM (U.S.). BIAM (U.S.) staff may not accept gifts or entertainment exceeding $150 from one source without the prior approval of their line manager and the Compliance Department.

GIFTS AND ENTERTAINMENT GIVEN TO CLIENTS:

It is BIAM (U.S.)'s policy not to offer gifts, payments, services, entertainment or other benefits that could be seen to affect a client's ability to exercise independent judgement. Approval by the appropriate line manager must be obtained before a gift is given to clients and prospects. A gift registry is maintained by the Marketing Department that records the details of each transaction. The Marketing Department also records organized entertainment events that are sponsored by BIAM (U.S.). Details recorded include the name of the client/prospect who attended the event, type of entertainment and the total cost of the event. Additionally, the Marketing Department also logs individual client or prospect entertainment that is non-business oriented in the appropriate register.

January 2004                                                                  22

--------------------------------------------------------------------------------
CODE OF CONDUCT

--------------------------------------------------------------------------------

I.   POLITICAL ACTIVITIES

Employees who wish to become members of a political party must ensure that their involvement is not prejudicial to the interests of BIAM (U.S.). BIAM (U.S.) recognizes the employee's right to become a member of a political party subject to any such political involvement not being prejudicial to the interests of the Company.

It is acceptable for employees to participate fully in political parties. This includes accepting nomination to stand in either national or local government elections. Applications for career breaks for this purpose will be considered in accordance with the BIAM (U.S.)'s guidelines on flexible working.

Where canvassing arises, either on an employee's behalf or on behalf of other members of a political party, employees have a special responsibility to ensure that any involvement in such canvassing is not perceived as associating BIAM (U.S.) with any particular political party. It is also important that the normal client/BIAM relationship is in no way affected, influenced or used.

POLITICAL DONATIONS:

BIAM (U.S.) does not make political contributions to any political candidate or party. Employees are prohibited from making political contributions to public officials for obtaining or retaining advisory contracts. Staff should consult the Compliance Officer if they are in doubt.

January 2004                                                                  23